Exhibit 21.1

LISTING OF SUBSIDIARIES

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories Pty. Limited	Australia
Bio-Rad Laboratories Ges.m.b.H.	Austria
DiaMed Österreich G.m.b.H.	Austria
Bio-Rad Laboratories	Belgium
Research Specialties for Laboratories N.V.	Belgium
DiaMed Eurogen N.V.	Belgium
Bio-Rad Laboratorios Brasil Ltda.	Brazil
DiaMed Latino America S.A.	Brazil
Bio-Metrics Properties, Limited	California, USA
Bio-Rad Laboratories (Israel) Inc.	California, USA
Bio-Rad Pacific Limited	California, USA
Blackhawk Biosystems, Inc.	California, USA
Bio-Rad Laboratories (Canada) Limited	Canada
Bio-Rad Laboratories (Shanghai) Limited	China
Bio-Rad (Shanghai) Life Science R&D Co. Ltd.	China
Bio-Rad Spol. S.R.O.	Czech Republic
Bio-Rad Export LLC	Delaware, USA
Bio-Metrics Ltd.	Delaware, USA
Bio-Rad Holdings LLC	Delaware, USA
MJ Bioworks, Inc.	Delaware, USA
DiaMed Baltica Ou	Estonia
Bio-Rad France Holding	France
Bio-Rad France Holding 2	France
Bio-Rad Pasteur	France
ADIL Instruments SAS	France
Bio-Rad Laboratories SAS	France
Bio-Rad Verdot SAS	France
Bio-Rad SNC	France
Central Labo Europe SAS	France
DiaMed France SA	France
Noviloire SA	France
DiaMed Instruments Logistics SAS	France
DiaMed Fennica Oy	Finland
Bio-Rad Laboratories G.m.b.H.	Germany
Bio-Rad German Holding G.m.b.H.	Germany
DiaMed Diagnostika Deutschland G.m.b.H.	Germany
Bio-Rad Medical Diagnostics G.m.b.H.	Germany
Bio-Rad Laboratories M E.P.E.	Greece
Bio-Rad Hungary Trading Ltd.	Hungary

Exhibit 21.1
(continued)
JURISDICTION OF
SUBSIDIARY	ORGANIZATION

IMV Medical Information Division, Inc.	Illinois, USA
Bio-Rad Laboratories (India) Private Limited	India
DiaMed Scientific Technologies Private Limited	India
Bio-Rad Haifa Ltd.	Israel
Bio-Rad Laboratories S.r.l.	Italy
Bio-Rad Laboratories K.K.	Japan
Bio-Rad Korea Limited	Korea
Bio-Rad Luxembourg S.à.r.l.	Luxembourg
International Marketing Ventures, Limited	Maryland, USA
MJ Research, Inc.	USA
Bio-Rad S.A.	Mexico
Bio-Rad Diagnostics Corporation	New Jersey, USA
Bio-Rad Laboratories B.V.	The Netherlands
Bio-Rad Polska Sp. z o.o.	Poland
Bio-Rad Laboratoires-Aparelhos e Reagentes Hospitalares, LDA	Portugal
Bio-Rad Laboratorii OOO	Russia
Bio-Rad Laboratories (Singapore) Pte. Limited	Singapore
Bio-Rad Laboratories (Pty) Limited	South Africa
Bio-Rad Laboratories S.A.	Spain
Distr. de Analitica para Medicina Iberica	Spain
Bio-Rad Laboratories AB	Sweden
DiaMed Holding G.m.b.H.	Switzerland
DiaMed (Schweiz) G.m.b.H.	Switzerland
DiaMed G.m.b.H.	Switzerland
Bio-Rad Laboratories AG	Switzerland
Bio-Rad Laboratories Limited	Thailand
DiaMed South East Asia Ltd.	Thailand
Bio-Rad Ltd.	United Kingdom
Bio-Rad Laboratories Europe Limited	United Kingdom
Bio-Rad Laboratories Limited	United Kingdom
Bio-Rad Laboratories Deeside Ltd.	United Kingdom
DiaMed (G.B.) Limited	United Kingdom
MJ Geneworks, Inc.	Wisconsin, USA

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